Herman Miller Inc. Supplemental Financial Data
Three and Twelve Months Ended May 31, 2014
($ in millions except per share data)

Earnings Release Data Supplement

Herman Miller, Inc. (together with its consolidated subsidiaries, the "company", "we", "our" or "us") provides this supplement to assist investors in evaluating the company's financial and operating results and metrics. We suggest that the narratives to each of the tables included in this supplement be read in conjunction with the financial tables. The financial information included in this supplement contains certain non-GAAP financial measures, as explained in more detail in Section II.

Herman Miller Inc. Supplemental Financial Data
Three and Twelve Months Ended May 31, 2014
($ in millions except per share data)

I. Operating Segment Information

The table below summarizes select financial information, for the periods indicated, related to each of the company’s reportable operating segments. The North American Furniture Solutions segment includes the operations associated with the design, manufacture, and sale of furniture products for work-related settings, including office, education, and healthcare environments, throughout the United States and Canada. The business associated with the company's owned contract furniture dealers is also included in the North American Furniture Solutions segment. Herman Miller has renamed the international reportable business segment "ELA" in order to better describe the geographic regions it serves, which include EMEA, Latin America, and Asia-Pacific. Prior to this name change, the company referred to this segment as "non-North America." ELA includes the operations associated with the design, manufacture, and sale of furniture products, primarily for work-related settings, in these aforementioned geographic regions.The Specialty and Consumer segment includes the operations associated with the design, manufacture, and sale of high-end furniture products including Geiger wood products, a collection of classic products, textiles, and our North American consumer retail business. The Corporate category consists primarily of unallocated corporate expenses including, if applicable to the periods shown, restructuring and impairment costs.

	Three Months Ended		Twelve Months Ended
Net Sales	May 31, 2014	June 1, 2013	May 31, 2014	June 1, 2013
North America	$307.1	$311.5	$1,216.3	$1,221.9
ELA	109.6	99.1	392.2	377.3
Specialty & Consumer	70.8	49.4	273.5	175.7
Corporate	—	—	—	—
Total	$487.5	$460.0	$1,882.0	$1,774.9

% Change in Net Sales
North America	(1.4)%		(0.5)%
ELA	10.6%		3.9%
Specialty & Consumer	43.3%		55.7%
Corporate	n/a		n/a
Total	6.0%		6.0%

Operating Earnings (Loss)
North America	$31.3	$23.9	$(27.0)	$76.6
ELA	10.2	9.0	23.1	24.7
Specialty & Consumer	6.0	3.3	4.6	15.4
Corporate	(21.3)	(0.5)	(26.4)	(1.8)
Total	$26.2	$35.7	$(25.7)	$114.9

Operating Earnings (Loss) % Net Sales
North America	10.2%	7.7%	(2.2)%	6.3%
ELA	9.3%	9.1%	5.9%	6.5%
Specialty & Consumer	8.5%	6.7%	1.7%	8.8%
Corporate	n/a	n/a	n/a	n/a
Total	5.4%	7.8%	(1.4)%	6.5%

Herman Miller Inc. Supplemental Financial Data
Three and Twelve Months Ended May 31, 2014
($ in millions except per share data)

II. Non-GAAP Financial Measures
This presentation contains certain non-GAAP financial measures; including Adjusted Earnings per Share, Adjusted Operating Earnings, and Organic Growth (Decline). Adjusted Earnings per Share and Adjusted Operating Earnings are calculated by excluding from Earnings per Share and Operating Earnings items that we believe are not indicative of our ongoing operating performance. For the periods covered by this release, such items consist of expenses associated with restructuring actions taken to adjust our cost structure to the current business climate and transition-related expenses, including amortization and settlement expenses, relating to defined benefit pension plans that we have terminated, as well as increases in cost of sales related to the fair value step-up of inventories acquired and changes in contingent consideration. We present Adjusted Earnings per Share and Adjusted Operating Earnings because we consider them to be important supplemental measures of our performance and believe them to be useful in analyzing ongoing results from operations. Organic Growth (Decline) represents the change in revenue and orders, excluding currency translation effects, the impacts of acquisitions and divestitures, and the impact of changes in pricing.

Adjusted Earnings per Share, Adjusted Operating Earnings, and Organic Growth (Decline) are not measurements of our financial performance under GAAP and should not be considered an alternative to the related GAAP measurement. These non-GAAP measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. In addition, you should be aware that in the future we may incur expenses similar to the adjustments in this presentation. Our presentation of non-GAAP measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items. We compensate for these limitations by providing equal prominence of our GAAP results.

A. Reconciliation of Earnings per Share to Adjusted Earnings per Share	Three Months Ended		Twelve Months Ended
	May 31, 2014	June 1, 2013	May 31, 2014	June 1, 2013
Earnings (Loss) per Share - Diluted	$0.28	$0.40	$(0.37)	$1.16
Add: Inventory Step-Up Expenses	—	—	0.01	—
Add: Legacy Pension Expenses (1)	—	0.03	1.76	0.30
Add: Restructuring / Impairment Expenses	0.26	—	0.32	0.01
Add: POSH Contingent Consideration Reduction	(0.04)	—	(0.04)	—
Adjusted Earnings per Share – Diluted	$0.50	$0.43	$1.68	$1.47

Weighted Average Shares Outstanding used for Calculating Adjusted Earnings per Share – Diluted	59,852,782	59,153,318	59,609,363	58,844,514

B. Reconciliation of Operating Earnings to Adjusted Operating Earnings	Three Months Ended		Twelve Months Ended
	May 31, 2014	June 1, 2013	May 31, 2014	June 1, 2013
Operating Earnings (Loss)	$26.2	$35.7	$(25.7)	$114.9
Add: Inventory Step-Up Expenses	—	—	1.4	—
Add: Legacy Pension Expenses (1)	—	3.7	164.4	28.2
Add: Restructuring / Impairment Expenses	21.4	—	26.5	1.2
Add: POSH Contingent Consideration Reduction	(2.6)	—	(2.6)	—
Adjusted Operating Earnings	$45.0	$39.4	$164.0	$144.3

C. Summary of Legacy Pension Expenses (1) and Cash Contributions to the Primary Domestic Benefit Plans	Three Months Ended		Twelve Months Ended
	May 31, 2014	June 1, 2013	May 31, 2014	June 1, 2013
Legacy Pension Expenses in Cost of Goods Sold	$—	$1.5	$51.3	$4.1
Legacy Pension Expenses in Operating Expenses	—	2.2	113.1	24.1
Total Legacy Pension Expenses	$—	$3.7	$164.4	$28.2

Cash Contributions to the Primary Domestic Benefit Plans	$—	$—	$48.8	$—

(1) At the end of fiscal 2012, the company modified the asset allocations strategy of its U.S. defined benefit pension plans. This change was made in response to the decision to close and ultimately terminate these plans. Legacy Pension Expenses are included as an adjustment to Operating Earnings only in periods subsequent to this change in allocation.

Herman Miller Inc. Supplemental Financial Data
Three and Twelve Months Ended May 31, 2014
($ in millions except per share data)

D. Reconciliation of Operating Earnings to Adjusted Operating Earnings by Segment

	Three Months Ended					Three Months Ended
	May 31, 2014					June 1, 2013
	North America	ELA	Specialty & Consumer	Corporate	Total	North America	ELA	Specialty & Consumer	Corporate	Total

Operating Earnings (Loss)	$31.3	$10.2	$6.0	$(21.3)	$26.2	$23.9	$9.0	$3.3	$(0.5)	$35.7
% Net Sales	10.2%	9.3%	8.5%	n/a	5.4%	7.7%	9.1%	6.7%	n/a	7.8%

Add: Restructuring / Impairment Expenses	—	—	—	21.4	21.4	—	—	—	—	—
Add: Inventory Step-Up Expenses	—	—	—	—	—	—	—	—	—	—
Add: Legacy Pension Expenses (1)	—	—	—	—	—	3.4	—	0.3	—	3.7
Add: POSH Cont. Consid. Reduction	—	(2.6)	—	—	(2.6)	—	—	—	—	—

Adjusted Operating Earnings (Loss)	$31.3	$7.6	$6.0	$0.1	$45.0	$27.3	$9.0	$3.6	$(0.5)	$39.4
% Net Sales	10.2%	6.9%	8.5%	n/a	9.2%	8.8%	9.1%	7.3%	n/a	8.6%

	Twelve Months Ended					Twelve Months Ended
	May 31, 2014					June 1, 2013
	North America	ELA	Specialty & Consumer	Corporate	Total	North America	ELA	Specialty & Consumer	Corporate	Total

Operating Earnings (Loss)	$(27.0)	$23.1	$4.6	$(26.4)	$(25.7)	$76.6	$24.7	$15.4	$(1.8)	$114.9
% Net Sales	(2.2)%	5.9%	1.7%	n/a	(1.4)%	6.3%	6.5%	8.8%	n/a	6.5%

Add: Restructuring / Impairment Expenses	—	—	—	26.5	26.5	—	—	—	1.2	1.2
Add: Inventory Step-Up Expenses	—	—	1.4	—	1.4	—	—	—	—	—
Add: Legacy Pension Expenses (1)	147.0	—	17.4	—	164.4	26.5	—	1.7	—	28.2
Add: POSH Cont. Consid. Reduction	—	(2.6)	—	—	(2.6)	—	—	—	—	—

Adjusted Operating Earnings (Loss)	$120.0	$20.5	$23.4	$0.1	$164.0	$103.1	$24.7	$17.1	$(0.6)	$144.3
% Net Sales	9.9%	5.2%	8.6%	n/a	8.7%	8.4%	6.5%	9.7%	n/a	8.1%

(1) At the end of fiscal 2012, the company modified the asset allocations strategy of its U.S. defined benefit pension plans. This change was made in response to the decision to close and ultimately terminate these plans. Legacy Pension Expenses are included as an adjustment to Operating Earnings only in periods subsequent to this change in allocation.

Herman Miller Inc. Supplemental Financial Data
Three and Twelve Months Ended May 31, 2014
($ in millions except per share data)

E. Organic Sales Growth (Decline) by Segment

	Three Months Ended					Three Months Ended
	May 31, 2014					June 1, 2013
	North America	ELA	Specialty & Consumer	Corporate	Total	North America	ELA	Specialty & Consumer	Corporate	Total
Net Sales, as reported	$307.1	$109.6	$70.8	$—	$487.5	$311.5	$99.1	$49.4	$—	$460.0
% change from PY	(1.4)%	10.6%	43.3%	n/a	6.0%

Proforma Adjustments
Dealer Divestitures	—	—	—	—	—	(2.9)	—	—	—	(2.9)
Currency Translation Effects (2)	1.6	(1.3)	—	—	0.3	—	—	—	—	—
Acquisition	—	—	(17.4)	—	(17.4)	—	—	—	—	—

Net sales, proforma	$308.7	$108.3	$53.4	$—	$470.4	$308.6	$99.1	$49.4	$—	$457.1
% change from PY	—%	9.3%	8.1%	n/a	2.9%

	Twelve Months Ended					Twelve Months Ended
	May 31, 2014					June 1, 2013
	North America	ELA	Specialty & Consumer	Corporate	Total	North America	ELA	Specialty & Consumer	Corporate	Total
Net Sales, as reported	$1,216.3	$392.2	$273.5	$—	$1,882.0	$1,221.9	$377.3	$175.7	$—	$1,774.9
% change from PY	(0.5)%	3.9%	55.7%	n/a	6.0%

Proforma Adjustments
Dealer Divestitures	—	—	—	—	—	(25.6)	—	—	—	(25.6)
Currency Translation Effects (2)	5.2	3.5	0.2	—	8.9	—	—	—	—	—
Acquisition	—	—	(96.5)	—	(96.5)	—	—	—	—	—

Net sales, proforma	$1,221.5	$395.7	$177.2	$—	$1,794.4	$1,196.3	$377.3	$175.7	$—	$1,749.3
% change from PY	2.1%	4.9%	0.9%	n/a	2.6%

(2) Currency translation effects represent the estimated net impact of translating current period sales and orders using the average exchange rates applicable to the comparable prior year period

Herman Miller Inc. Supplemental Financial Data
Three and Twelve Months Ended May 31, 2014
($ in millions except per share data)

F. Organic Order Growth (Decline) by Segment

	Three Months Ended					Three Months Ended
	May 31, 2014					June 1, 2013
	North America	ELA	Specialty & Consumer	Corporate	Total	North America	ELA	Specialty & Consumer	Corporate	Total
Orders, as reported	$316.9	$94.7	$67.9	$—	$479.5	$316.2	$93.3	$52.1	$—	$461.6
% change from PY	0.2%	1.5%	30.3%	n/a	3.9%

Proforma Adjustments
Dealer Divestitures	—	—	—	—	—	(3.2)	—	—	—	(3.2)
Currency Translation Effects (2)	1.6	(1.4)	—	—	0.2	—	—	—	—	—
Acquisition	—	—	(17.1)	—	(17.1)	—	—	—	—	—
Price Increase Pull Forward Impact	17.0	—	5.0	—	22.0	—	—	—	—	—
Orders, proforma	$335.5	$93.3	$55.8	$—	$484.6	$313.0	$93.3	$52.1	$—	$458.4
% change from PY	7.2%	—%	7.1%	n/a	5.7%

	Twelve Months Ended					Twelve Months Ended
	May 31, 2014					June 1, 2013
	North America	ELA	Specialty & Consumer	Corporate	Total	North America	ELA	Specialty & Consumer	Corporate	Total
Orders, as reported	$1,241.0	$399.1	$277.6	$—	$1,917.7	$1,219.8	$373.6	$178.2	$—	$1,771.6
% change from PY	1.7%	6.8%	55.8%	n/a	8.2%

Proforma Adjustments
Dealer Divestitures	—	—	—	—	—	(26.0)	—	—	—	(26.0)
Currency Translation Effects (2)	4.9	4.7	—	—	9.6	—	—	—	—	—
Acquisition	—	—	(95.8)	—	(95.8)	—	—	—	—	—
Price Increase Pull Forward Impact	—	—	—	—	—	—	—	—	—	—
Orders, proforma	$1,245.9	$403.8	$181.8	$—	$1,831.5	$1,193.8	$373.6	$178.2	$—	$1,745.6
% change from PY	4.4%	8.1%	2.0%	n/a	4.9%

(2) Currency translation effects represent the estimated net impact of translating current period sales and orders using the average exchange rates applicable to the comparable prior year period

Herman Miller Inc. Supplemental Financial Data
Three and Twelve Months Ended May 31, 2014
($ in millions except per share data)

G. Sales and Earnings Guidance - Upcoming Quarter	Company Guidance
Q1 Fiscal 2015
Net Sales	$480 million - $500 million
Gross Margin %	36.5% - 37%
Operating Expenses	$132 million - $135 million
Effective Tax Rate	33% - 35%
Earnings Per Share, Diluted	$0.44 - $0.48

Herman Miller Inc. Supplemental Financial Data
Three and Twelve Months Ended May 31, 2014
($ in millions except per share data)

Forward Looking Statements

This document and the related earnings press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act, as amended, that are based on management’s beliefs, assumptions, current expectations, estimates, and projections about the office furniture industry, the economy, and the company itself. Words like “anticipates,” “believes,” “confident,” “estimates,” “expects,” “forecasts,” “likely,” “plans,” “projects,” “should,” variations of such words, and similar expressions identify such forward-looking statements. These statements do not guarantee future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence. These risks include, without limitation, employment and general economic conditions, the pace of economic recovery in the U.S. and international markets, the pace and level of government procurement, the impact of the Affordable Care Act on healthcare markets, the increase in white-collar employment, the willingness of customers to undertake capital expenditures, the types of products purchased by customers, competitive-pricing pressures, the availability and pricing of raw materials, our reliance on a limited number of suppliers, currency fluctuations, the ability to increase prices to absorb the additional costs of raw materials, the financial strength of our dealers and customers, the mix of our products purchased by customers, our ability to attract and retain key executives and other qualified employees, our ability to continue to make product innovations, the success of newly introduced products, our ability to serve all of our markets, possible acquisitions, divestitures or alliances, the outcome of pending litigation or governmental audits or investigations, political risk in the markets we serve, and other risks identified in our filings with the Securities and Exchange Commission. Therefore, actual results and outcomes may materially differ from what we express or forecast. Furthermore, Herman Miller, Inc. undertakes no obligation to update, amend or clarify forward-looking statements.